UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2018

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 12, 2018, Netlist, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company has agreed to issue and sell to the Purchasers in a registered offering (the “Offering”) an aggregate of 22,222,220 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to an aggregate of 11,111,110 shares of the Company’s common stock (the “Warrants,” and the shares issuable upon exercise of the Warrants, the “Warrant Shares”) at a per share purchase price of $0.45 per share, for aggregate gross proceeds of approximately $10 million and expected net proceeds, after deducting placement agent fees and offering costs, of approximately $9.1 million. The Company expects that the Offering will close on or about September 14, 2018, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes.

Pursuant to the terms of the Purchase Agreement, at the closing of the Offering, the Company will issue to each Purchaser a Warrant to purchase up to the number of Warrant Shares equal to 50% of the number of Shares issued and sold to such Purchaser in the Offering. Each Warrant will become exercisable 181 days following the date of its issuance, will have a term of five years commencing on the date when it first becomes exercisable, and will have an exercise price of $0.655 per share. The exercise price and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment in the event of, among other things, certain transactions affecting the Company’s common stock (including without limitation stock splits and stock dividends), and certain fundamental transactions (including without limitation a merger or other sale-of-company transaction).

The issuance and sale of the Shares, Warrants, and Warrant Shares (collectively, the “Securities”) is registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-199446), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2016 and an additional registration on Form S-3 filed pursuant to Rule 462(b) (No. 333-227291) which became effective when filed, each as supplemented by a prospectus supplement dated September 14, 2018 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov or by request at Roth Capital Partners, LLC by calling (800) 678-9147. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

On September 12, 2018 the Company entered a Placement Agency Agreement (the “Placement Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which Roth has agreed to act as the Company’s placement agent in connection with the Offering.  Pursuant to the terms of the Placement Agreement, in consideration for its placement agent services the Company has agreed to pay Roth a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Offering, in addition to reimbursement of Roth’s non-accountable expenses of $57,500.

A copy of the opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. The form of Warrant, the Purchase Agreement, and the Placement Agreement are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC

10.1	Form of Securities Purchase Agreement dated September 12, 2018 between Netlist, Inc. and the purchasers identified therein

10.2	Placement Agent Agreement dated September 12, 2018 by and between Netlist, Inc. and Roth Capital Partners, LLC

23.1	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo PC (contained in Exhibit 5.1)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC

10.1	Form of Securities Purchase Agreement dated September 12, 2018 between Netlist, Inc. and the purchasers identified therein

10.2	Placement Agent Agreement dated September 12, 2018 by and between Netlist, Inc. and Roth Capital Partners, LLC

23.1	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo PC (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: September 14, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer